                 CONSENT OF INDEPENDENT AUDITORS


          We consent to the use of our report dated June 30, 1998, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust Select 5 Industrial Portfolio 98-4, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                   /s/ Deloitte & Touche LLP
                                   Deloitte & Touche LLP
June 30, 1998
New York, New York